Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-224974) on Form S-8 and the Registration Statement (No. 333-232555) on Form S-3 of Construction Partners, Inc. of our report dated December 13, 2019, relating to the consolidated financial statements of Construction Partners, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Construction Partners, Inc. for the year ended September 30, 2019.

/s/ RSM US LLP

Birmingham, Alabama
December 13, 2019